UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 3, 2006
THE BISYS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31254	13-3532663

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Eisenhower Parkway, Roseland, New Jersey		07068

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code 973-461-2500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement
ITEM 2.01. Completion of Acquisition or Disposition of Assets
ITEM 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-2.1: WAIVER AND THIRD AMENDMENT TO THE STOCK PURCHASE AGREEMENT
EX-99.1: PRESS RELEASE

ITEM 1.01. Entry into a Material Definitive Agreement.
On March 3, 2006, The BISYS Group, Inc. (the “Company”) entered into a Waiver and Third Amendment (the “Waiver and Amendment”) to the Stock Purchase Agreement dated as of September 15, 2005 (as previously amended, the “Purchase Agreement”) by and among the Company, BISYS Inc., a wholly-owned subsidiary of the Company, Open Solutions Inc. (“Open Solutions”) and Husky Acquisition Corporation, a wholly-owned subsidiary of Open Solutions.
The Waiver and Amendment modified the Company’s requirement to deliver a final Restatement Adjustment Certificate prior to the Closing Date. Pursuant to the Waiver and Amendment, the Company is required to deliver a final Restatement Adjustment Certificate following its completion of the pending restatement of certain of its historical consolidated financial statements. The Purchase Price is subject to a final post-closing adjustment based on potential adjustments to the historical results of operations of the Information Services group reflected in the final Restatement Adjustment Certificate. The impact of such final adjustment, if any, is not expected to be material. Open Solutions also agreed to waive the Company’s obligation to deliver certain interim financial statements of the Information Services group in accordance with the provisions of the Purchase Agreement.
The foregoing summary description of the Waiver and Amendment does not purport to be complete and is qualified in its entirety by reference to such Waiver and Amendment, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.
ITEM 2.01. Completion of Acquisition or Disposition of Assets.
On March 3, 2006, the Company completed the previously announced sale of the companies that comprise its Information Services group to Open Solutions pursuant to a Stock Purchase Agreement dated as of September 15, 2005, as amended. Total proceeds from the sale were approximately $470 million, which is subject to final working capital and other adjustments. Net proceeds after closing costs and the payment of taxes are expected to be approximately $300 million. The Company intends to use the net proceeds from the sale for the retirement of its outstanding 4% convertible subordinated notes due March 15, 2006. In connection with the sale, the Company entered into a transition services agreement designed to ensure a smooth transition of the Information Services business to Open Solutions.
The foregoing summary description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, as amended on December 15, 2005 and as further amended on February 28, 2006 and March 3, 2006, all of which have been filed with the Securities and Exchange Commission and are incorporated herein by reference.
A copy of the press release issued by the Company on March 3, 2006 announcing the completion of the above-mentioned transaction is attached as Exhibit 99.1 to this Report and is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.
(b) Pro Forma Financial Information
The Company intends to file by amendment the required pro forma financial statements reflecting the Information Services group sale as soon as reasonably practicable following the filing of the Company’s delayed Annual Report on Form 10-K for the fiscal year ended June 30, 2005. The Information Services group will be presented as a discontinued operation beginning with the Company’s financial statements included with the Quarterly Report on Form 10-Q for the first quarter of the fiscal year ending June 30, 2006.
(d) Exhibits

Exhibit Number	Description

2.1	Waiver and Third Amendment to the Stock Purchase Agreement dated as of September 15, 2005 by and among Open Solutions Inc., Husky Acquisition Corporation, The BISYS Group, Inc., and BISYS Inc.

99.1	Press Release of The BISYS Group, Inc. dated March 3, 2006.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BISYS GROUP, INC.
Date: March 8, 2006	By:	/s/ Bruce Dalziel
Bruce D. Dalziel
Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

2.1	Waiver and Third Amendment to the Stock Purchase Agreement dated as of September 15, 2005 by and among Open Solutions Inc., Husky Acquisition Corporation, The BISYS Group, Inc., and BISYS Inc.

99.1	Press Release of The BISYS Group, Inc. dated March 3, 2006.

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